UNITED STATES

                    SECURITIES AND EXCHANGE COMMISSION

                         WASHINGTON, D.C.  20549


                                FORM 8-K

                             CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(d) OF
                  THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of Earliest Event Reported):      February 16, 2006
                                                 -------------------------


                              HASBRO, INC.
                          --------------------
         (Exact name of registrant as specified in its charter)



 RHODE ISLAND                    1-6682                    05-0155090
--------------                ------------             -------------------
  (State of                   (Commission                 (IRS Employer
Incorporation)                File Number)             Identification No.)



1027 NEWPORT AVE., PAWTUCKET, RHODE ISLAND                   02862
------------------------------------------             -------------------
 (Address of Principal Executive Offices)                  (Zip Code)


                             (401) 431-8697
                     -------------------------------
           (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))





Item 1.01  Entry into a Material Definitive Agreement.

	On February 16, 2006 the Board of Directors (the "Board") of Hasbro, Inc. ("Hasbro" or the "Company") reviewed and approved the decisions of the Compensation and Stock Option Committee (the "Committee") of the Board, which Committee administers Hasbro's 2004 Senior Management Annual Performance Plan (the "Plan"), with respect to (A) designating those officers who are eligible to participate in the Plan and potentially receive cash bonus awards for fiscal 2006, (B) setting the performance criteria and performance objectives for each such criterion under the Plan for fiscal 2006, and (C) setting the target cash bonus awards associated with varying levels of performance against those objectives, subject in each case, however, to the Committee's discretion to reduce such bonus awards even if the 2006 objectives are achieved.

	The Hasbro officers selected to participate in the Plan for fiscal 2006 were Alfred Verrecchia, President and Chief Executive Officer, and Brian Goldner, Chief Operating Officer.

	For Mr. Verrecchia and Mr. Goldner, whose 2006 performance will be evaluated 100% based upon Hasbro's corporate level performance, the 2006 performance criteria and their relative weights designated under the Plan are as follows: total net revenues, 40%; operating margin, 40%; and free cash flow, 20%. The Plan provides that performance bonuses can range from 0% to a maximum of 300% of the executive's base salary.

      In the cases of both Mr. Verrecchia and Mr. Goldner, the cash bonus awards attributable to achievement of the corporate objectives under the Plan will be reviewed by the Committee following the end of the fiscal year and the Committee may exercise negative discretion to reduce any such awards to reflect the individual performance of the executive in question.

	Hasbro's other executive officers who will not participate in the Plan with respect to fiscal 2006 are all eligible to receive cash bonus awards under the Company's Management Incentive Plan ("MIP") for 2006. The executive officers participating in the MIP for 2006 are: Frank Bifulco, Jr., President, North American Sales; Simon Gardner, President, Hasbro
Europe; David D.R. Hargreaves, Senior Vice President and Chief Financial Officer; Barry Nagler, Senior Vice President and General Counsel; Deborah Thomas Slater, Senior Vice President and Controller; and Martin Trueb,
Senior Vice President and Treasurer.

      The MIP, including the corporate and business unit performance criteria and performance objectives for each such criterion were established by the Company on February 16, 2006. The corporate performance criteria under the MIP for 2006 are the same as the criteria described under the Plan above for 2006. With the exception of Mr. Bifulco and Mr. Gardner, each of whom have business unit responsibility, all of the Company's remaining executive officers will receive awards under the MIP based 100% on Hasbro's corporate level performance for fiscal 2006. For Mr. Bifulco and Mr. Gardner, achievement of performance objectives under the MIP is based 40% on achievement of Hasbro's corporate level objectives, and the remaining 60% of performance is evaluated based upon the performance of their respective business units against the following two criteria: total net revenues, 50% and operating margin, 50%.

      In addition to setting the performance criteria and objectives for fiscal 2006 under the MIP, on February 16, 2006 the Company set the target cash bonus awards associated with varying levels of performance against those objectives for each such remaining executive officers, subject in each case, however, to the Company's discretion to modify such bonus awards based upon personal performance. The MIP provides that performance bonuses can range from 0% to a maximum of 200% of the executive's base salary.

	Finally, in connection with the retirement of Mr. David Wilson, formerly the President of the Company's Games Segment and Executive Vice President of Global Business Integration, on February 16, 2006 the Company vested all of Mr. Wilson's unvested stock options and provided that Mr. Wilson's stock options with an exercise price of $20.57 per share or higher will remain exercisable through the original expiration dates for such options.





SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    HASBRO, INC.
                                    ------------
                                    (Registrant)


Date: February 21, 2006             By: /s/ Alfred J. Verrecchia
                                       --------------------------
                                       Alfred J. Verrecchia

                                    President and Chief Executive Officer
                                    (Duly Authorized Officer)